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                                                                    Exhibit 10.6


                          STRATEGIC ALLIANCE AGREEMENT

         THIS AGREEMENT ("Agreement") is entered as of the 4th day of September, 2003 (the "Effective Date") by and among (i) Highland Hospitality, L.P., a Delaware limited partnership (the "Partnership"), (ii) Highland Hospitality Corporation, a Maryland corporation and the general partner of the Partnership (the "REIT"; the REIT and the Partnership are sometimes collectively referred to herein as the "Company"), and (iii) Barcelo Crestline Corporation, a Maryland corporation ("Barcelo Crestline").

         THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

         A. The REIT proposes to undertake an underwritten initial public offering (the "Offering") of shares of its common stock, par value $0.01 per share ("Shares").

         B. The REIT will serve as general partner of the Partnership and initially will own a majority interest in the Partnership.

         C. Barcelo Crestline desires to purchase Shares as described herein.

         D. In connection with the Offering, the parties intend that (i) the Partnership will acquire from subsidiaries of Barcelo Crestline interests in three hotels as follows: a 250-room Renaissance Hotel and Conference Center in Portsmouth, Virginia, a 300-room Marriott Hotel in Sugar Land, Texas and a 176-room Hilton Garden Inn hotel in Virginia Beach, Virginia (the "Initial Hotels") in exchange for an aggregate of 564,589 units of partnership interest in the Partnership, (ii) subsidiaries of the Partnership, as lessees (each, a "TRS Lessee") will enter into leases with other subsidiaries of the Partnership, as lessor, with respect to the Initial Hotels, and

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(iii) the TRS Lessees will enter into management agreements with Crestline
Hotels & Resorts, Inc., a wholly-owned subsidiary of Barcelo Crestline ("CHRI"), with respect to CHRI's management of the Initial Hotels.

         E. The parties have determined that, in connection with the Offering and the transactions described above, it is desirable to set forth in this Agreement certain covenants and agreements among the parties.

            NOW THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties provided for in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Investment by Barcelo Crestline.

               (a) Barcelo Crestline hereby agrees to purchase from the REIT an aggregate of 1,250,000 Shares at a price per Share equal to the initial public offering price in the Offering, net of underwriting discounts and commissions (the "Investment"). Barcelo Crestline shall purchase the Shares directly from the REIT in a private placement exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"). Barcelo Crestline's purchase of Shares shall close at the time of closing of the Offering. Barcelo Crestline hereby agrees that the Investment may be described in the REIT's registration statement and prospectus relating to the Offering. The parties rights and obligations under this Agreement are subject to Barcelo Crestline completing the Investment.

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               (b) Barcelo Crestline hereby represents and warrants to the REIT as follows:

                   (i) Barcelo Crestline's purchase of Shares hereunder has been duly authorized by all necessary corporate action on the part of Barcelo Crestline.

                   (ii) This Agreement has been duly authorized, executed and delivered by Barcelo Crestline and constitutes the valid and binding agreement of Barcelo Crestline enforceable in accordance with its terms.

                   (iii) Barcelo Crestline's execution, delivery and performance of its obligations hereunder will not (A) result in any violation of its articles of incorporation or bylaws or (B) conflict with or constitute a breach of or a default under or create or impose any lien, charge or encumbrance on any property or assets of Barcelo Crestline, its subsidiaries or affiliates, or (C) result in any default under or violation of or conflict with any indenture, mortgage, loan or credit agreement, note, contract, franchise, license or other instrument or agreement to which Barcelo Crestline or its affiliates is a party or by which any of them may be bound.

                   (iv) No consent, approval, authorization or other order of, or registration or filing with any governmental or regulatory authority or any other third party is required for Barcelo Crestline's execution, delivery and performance of this Agreement.

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                   (v)   Barcelo Crestline is an "accredited investor" as that
               term is defined in Rule 501 of the rules and regulations of the Securities and Exchange Commission under the Securities Act.

                   (vi) Barcelo Crestline has received all information it deems relevant to its agreement to purchase Shares hereunder.

                   (vii) Barcelo Crestline understands that its purchase of
               Shares is pursuant to an exemption from the registration requirements of the Securities Act and the Shares may not be sold, transferred or conveyed by Barcelo Crestline except in compliance with applicable securities laws.

            2. Right to Designate Director of the REIT.

               (a) During the Term (as defined herein), Barcelo Crestline shall have the right to designate one (1) person (the "Designee") for election to the Board of Directors of the REIT at each meeting of stockholders of the REIT at which directors are elected (the "Designation Right"). Barcelo Crestline shall submit the name of the Designee to the REIT's Corporate Governance and Nominating Committee (the "Nominating Committee") not less than 135 days prior to the anniversary date of the prior year's annual stockholder meeting of the REIT or, in the case of election of directors other than at the annual meeting of stockholders, not less than 60 days prior to the meeting date set by the Board of Directors of the REIT. Each Designee shall satisfy the standards established by the Nominating Committee for membership on the Board of Directors of the REIT and shall provide to the REIT (i) a written consent to being named as a nominee for director of the REIT and to serving as a director if elected,
(ii) a questionnaire prepared by the REIT and completed by the Designee, and
(iii) such other

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information regarding the Designee as the REIT may reasonably request.  The
Designee shall not serve on the Nominating Committee.

               (b) The Nominating Committee shall respond to Barcelo Crestline as to whether the Nominating Committee approves the Designee for nomination within 20 days following Barcelo Crestline's submission of the Designee's name and the information described in Section 2(a) above. In the event a Designee is not approved and nominated by the Nominating Committee for election as a director of the REIT, Barcelo Crestline may submit to the Nominating Committee another Designee for approval and nomination by the Nominating Committee in accordance with Section 2(a) and the Nominating Committee will respond to any such new submission within 10 days thereafter. When a Designee is approved by the Nominating Committee as a nominee for election as a director, the REIT shall include such Designee in the proxy materials delivered to stockholders in connection with the meeting and shall recommend such Designee for election in the same manner as other nominees approved by the Nominating Committee.

               (c) In the event that a Designee who is elected as a director resigns, refuses to stand for re-election, is removed, dies or becomes disabled while serving as a director, Barcelo Crestline shall submit a new Designee to the Nominating Committee and upon approval by the Nominating Committee such Designee shall be appointed by the Board of Directors to fill the resulting vacancy on the Board of Directors. Unless Barcelo Crestline otherwise submits a new Designee to the Nominating Committee in accordance with Section 2(a) above, such then current Designee shall be nominated by the Nominating Committee as a nominee for election at the next succeeding meeting of stockholders at which directors are to be elected.

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               (d) Notwithstanding the foregoing, (i) if Barcelo Crestline fails to designate a Designee who is approved by the Nominating Committee not less than 45 days prior to a meeting of stockholders at which directors are to be elected, the Designation Right with respect to directors to be elected at that meeting of stockholders shall terminate; provided, however, that if (A) a Designee is then serving on the REIT's Board of Directors, and (B) such Designee continues to satisfy the standards established by the Nominating Committee for membership on the Board of Directors of the REIT, and consents to being named as a nominee for director of the REIT, such Designee shall be the Designee for election at any such meeting of stockholders at which directors are to be elected notwithstanding that Barcelo Crestline has not formally submitted such Designee as a nominee in accordance with the procedures set forth herein and
(ii) no more than one Designee shall serve on the Board of Directors at any one time.

            3. Acquisition Opportunities.

               (a) During the Term, Barcelo Crestline agrees to promptly notify the Company, on an exclusive basis, of any opportunity to invest in, acquire or develop a property, whether in fee or leasehold, and whether in whole or in part, that is zoned for, or is suitable for, hotel purposes, including, without limitation, motels, motor inns, extended stay hotels and the like, located within the United States (hereinafter referred to as a "Hotel Property") which is presented to Barcelo Crestline or its subsidiaries and that meets the Company's acquisition criteria, as the Company may communicate such acquisition criteria to Barcelo Crestline from time to time. In addition to such notification, Barcelo Crestline shall promptly provide to the Company all information, materials and documents reasonably available to Barcelo Crestline or its subsidiaries with respect to such Hotel Property or opportunity, subject to the requirements of any confidentiality agreements with third parties. Notwithstanding the foregoing, Barcelo

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Crestline will use its commercially reasonable efforts to refer the opportunity directly to the Company prior to execution of a confidentiality agreement but otherwise will use its commercially reasonable efforts, at no additional out-of-pocket expense to Barcelo Crestline, to negotiate any confidentiality agreement so as to permit disclosure of the opportunity, and all information, materials and documents with respect thereto, to the Company. In addition, Barcelo Crestline agrees that the Company shall have the right, upon notice to Barcelo Crestline, to succeed to Barcelo Crestline's rights to purchase any Hotel Property under contract, letter of intent or other binding or non-binding agreement to which Barcelo Crestline is a party at the time of completion of the Offering and Barcelo Crestline will promptly assign any such rights to the Company in form and substance satisfactory to the Company and will use its best efforts to obtain any necessary consents of sellers or other third parties to the Company's assumption of such rights.

               (b) The Company shall notify Barcelo Crestline, within 10 business days following the Company's receipt from Barcelo Crestline of the information with respect to a Hotel Property investment, acquisition or development opportunity as described in Section 3(a), whether the Company intends to pursue such opportunity. If the Company notifies Barcelo Crestline that the Company intends to pursue such opportunity, Barcelo Crestline shall not provide any information regarding such opportunity to any third party until otherwise notified by the Company, provided that the Company is making commercially reasonable efforts to conduct due diligence or otherwise actively pursuing the investment, acquisition or development opportunity. If the Company
(i) notifies Barcelo Crestline that the Company does not intend to pursue the opportunity, or (ii) fails to notify Barcelo Crestline by the end of the 10 business day period that the Company intends to pursue the opportunity, then, in either event, Barcelo

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Crestline may (A) pursue the opportunity on its own behalf or (B) notify other capital sources of the opportunity; provided, however, that, if Barcelo Crestline subsequently becomes aware that the price or other terms with respect to the opportunity previously presented to the Company have changed materially and Barcelo Crestline is pursuing the acquisition opportunity on its own behalf, rather than in conjunction with another capital source, Barcelo Crestline will notify the Company of any such change in terms with respect to such opportunity in accordance with the provisions of this Section 3.

               (c) Notwithstanding the provisions of Section 3(a), nothing herein shall require Barcelo Crestline to make available to the Company any opportunity which relates to Barcelo Crestline making (i) an equity investment in a Hotel Property, not to exceed 25% of the total equity investment in the Hotel Property at the time of Barcelo Crestline's investment, or (ii) a mezzanine loan with respect to a Hotel Property in an amount not to exceed 25% of the total investment in the Hotel Property, in either case in connection with Barcelo Crestline obtaining a management contract with respect to such Hotel Property.

            4. Management Agreements.

               (a) Subject to the provisions of this Section 4, the Company agrees to cause its TRS Lessees to offer to Barcelo Crestline the opportunity to manage any Hotel Property acquired by the Company and leased to a TRS Lessee during the Term which meets any of the following criteria:

                   (i) the Hotel Property is not encumbered by a management contract that would continue beyond the date of the Company's acquisition of the Hotel Property; or

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                   (ii)  no termination fee is payable by the Company in
               connection with termination of any then existing management contract for the Hotel Property; or

                   (iii) if the then existing management agreement for the Hotel
               Property can be terminated at the time of the Company's purchase of the Hotel Property upon payment of a termination fee, Barcelo Crestline pays such termination fee.

               (b) Not less than 30 days prior to the Company's acquisition of a Hotel Property that meets the criteria described in Section 4(a) above, the Company will notify Barcelo Crestline of the Company's proposed acquisition of the Hotel Property and will make available to Barcelo Crestline all information reasonably available to the Company with respect to the Hotel Property. Barcelo Crestline shall have 10 business days from receipt of such notice from the Company to notify the Company in writing that Barcelo Crestline elects to manage, or cause one of its subsidiaries to manage, the Hotel Property pursuant to a management agreement which is substantially in the form of Annex A. If Barcelo Crestline (i) notifies the Company that Barcelo Crestline or a subsidiary of Barcelo Crestline does not intend to manage the Hotel Property or
(ii) fails by the end of the 10 business day period to notify the Company of its election to manage the Hotel Property, then, in either event, the Company may offer management of the Hotel Property to other hotel management companies on such terms as the Company shall determine and Barcelo Crestline shall have no further rights with respect thereto.

               (c) With respect to Hotel Properties acquired by the Company in the future, the parties intend to utilize a management agreement between the TRS Lessee and

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Barcelo Crestline or its subsidiaries which is substantially in the form attached as Annex A hereto. Notwithstanding the foregoing, any material adverse change in the provisions of a management agreement, as they relate to the rights and obligations of a TRS Lessee, from those set forth in Annex A hereto shall be subject to approval by a majority of the directors of the REIT who, at the time, are "independent" in accordance with rules promulgated from time to time by the New York Stock Exchange ("NYSE") for companies listed on the NYSE ("Independent Directors").

               (d) Notwithstanding the provisions of this Section 4, if a majority of the Independent Directors in good faith conclude for valid business reasons that a management company other than Barcelo Crestline should manage one or more Hotel Properties acquired by the Company in the future, the Company shall so notify Barcelo Crestline and Barcelo Crestline shall not have the right to manage such Hotel Properties.

            5. Miscellaneous.

               (a) Term. The term of this Agreement shall commence on the date hereof and shall continue until the seventh anniversary of the date of closing of the Offering (the "Term").

               (b) Complete Agreement; Construction. This Agreement, and the other agreements and documents referred to herein, shall constitute the entire agreement among the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

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               (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of the State of Maryland without regard to the principles of conflicts of laws thereof.

               (d) Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (i) in person, (ii) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, or (iii) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (iii) shall also be sent pursuant to clause (ii), addressed as follows (or to such other addresses as may be specified by like notice to the other parties):

To Barcelo Crestline:                       Barcelo Crestline Corporation
                                            8405 Greensboro Drive
                                            Suite 500
                                            McLean, Virginia 22102
                                            Fax No.:
                                                    ----------------------------
                                            Attention:
                                                      --------------------------

To the Company:                             Highland Hospitality Corporation
                                            8405 Greensboro Drive
                                            Suite 500
                                            McLean, Virginia 22102
                                            Fax No.:
                                                    ----------------------------
                                            Attention:
                                                      --------------------------

               (e) Amendment and Waiver. No amendment, modification or supplement to this Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the Independent Directors. No provision hereof may be waived except by a writing signed by the party against whom any such waiver is sought.

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The waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.

               (f) Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder shall be assignable by a party to this Agreement without the prior, express written consent of the other party. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

               (g) No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third-parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

               (h) Titles and Headings. Titles and headings to sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

               (i) Maximum Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of

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this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

               (j) Further Assurances. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

               (k) Time of the Essence. Time is of the essence of this Agreement.

               (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but together shall be deemed one and the same Agreement.

               (m) Severability. If any provision of this Agreement is held unenforceable, this Agreement shall be construed without such provision.

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               IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the day and year first written above.

                            Highland Hospitality, L.P.

                            By:  Highland Hospitality Corporation
                                       Its General Partner

                                 By: /s/ James L. Francis
                                     -------------------------------------------

                                     Its:  President and Chief Executive Officer


                            Highland Hospitality Corporation

                                 By: /s/ James L. Francis
                                     -------------------------------------------

                                     Its:  President and Chief Executive Officer


                            Barcelo Crestline Corporation

                                 By: /s/ Bruce D. Wardinski
                                     -------------------------------------------

                                     Its:  President and Chief Executive Officer

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                                     Annex A

                          Form of Management Agreement